SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                13-4026700
(State of Incorporation or Organization)             (I.R.S. Employer
                                                    Identification no.)

              1585 Broadway
              New York, NY                                10036
 (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. |X|              check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-64879 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                    Name of Each Exchange on Which
           to be so Registered                    Each Class is to be Registered
        -------------------------                 ------------------------------

   SATURNS AIG Capital Security-Backed               New York Stock Exchange
             Series 2002-11
         Class A Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

            For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-9, S-10 through S-12 and S-13 through S-15, respectively, of the Registrant's related Prospectus Supplement, dated October 25, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

            None.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October ___, 2002

                                             MSDW STRUCTURED ASSET CORP.
                                             (Registrant)


                                             By:
                                                ---------------------------
                                                Name:  John Kehoe
                                                Title: Vice President